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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2002

AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

      Maryland                  000-49986

(State of Formation) (Commission File Number)

                47-0858301

(IRS Employer Identification Number)

     1004 Farnam Street, Suite 400

           Omaha, Nebraska                          68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrant's telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 11, 2002, the holders of a majority of the limited partnership interests (known as BUCs) of America First Apartment Investors, L.P. (NASDAQ: APROZ) (the "Partnership") approved the merger of the Partnership with and into America First Apartment Investors, Inc. (NASDAQ: APRO) (the "Corporation"), a newly-formed Maryland corporation that will operate as a real estate investment trust.

As a result of the merger, each outstanding BUC of the Partnership will be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the Corporation. 5,023,067 shares of common stock of the Corporation will be issued to BUC holders in connection with the merger. In addition, 50,738 shares of common stock of the Corporation will be issued to America First Capital Associates Limited Partnership Four in exchange for its general partnership interest in the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.,

By  /s/ Lisa Y. Roskens

Lisa Y. Roskens, President and Chief Executive Officer

Dated: November 12, 2002